UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2009

Javelin Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32949	88-0471759

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

125 CambridgePark Drive, Cambridge Massachusetts	02140

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2009 Named Executive Officer Salaries
     On January 23, 2009, the Board of Directors (the “Board”) of Javelin Pharmaceuticals, Inc. (the “Company”), upon recommendation of the Compensation Committee, established the following base salaries for the following “named executive officers” (as defined under applicable securities laws) to be effective for 2009: Martin J. Driscoll, Chief Executive Officer, $450,000; Daniel B. Carr, M.D., President, Chief Medical Officer and Vice Chairman of the Board, $450,000; Stephen J. Tulipano, Chief Financial Officer, $250,000; and David B. Bernstein, Secretary, General Counsel and Chief Intellectual Property Counsel, $236,400. Other than with respect to Mr. Tulipano, who received a base salary of $232,000 for 2008, these base salaries are the same as those for 2008.
2008 Named Executive Officer Bonus Payments
     On January 23, 2009, the Board, upon recommendation of the Compensation Committee, approved the following cash bonus payments to the named executive officers with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2008, which bonus payments were based on an assessment that the achievement of the Company’s corporate performance objectives for the year was approximately 40%: Mr. Driscoll, $90,000; Dr. Carr, $90,000; Mr. Tulipano, $30,620; and Mr. Bernstein, $8,500.
Stock Option Grants
     On January 23, 2009, the Board, upon recommendation of the Compensation Committee and as part of the Company’s annual equity compensation grant process, approved the following option grants to the following named executive officers: Mr. Driscoll, options to purchase up to 255,500 shares of common stock; Dr. Carr, options to purchase up to 95,900 shares of common stock; Mr. Tulipano, options to purchase up to 89,400 shares of common stock; and Mr. Bernstein, options to purchase up to 89,400 shares of common stock. The stock options were granted under the Company’s Amended and Restated 2005 Omnibus Stock Incentive Plan, and have an exercise price per share of $1.07, which was the closing price of the Company’s common stock on the date of grant. The stock options will vest in three equal annual installments beginning on January 23, 2010.
2009 Named Executive Officer Bonus Plan
     On January 23, 2009, the Board approved a cash bonus program for named executive officers in 2009, with payments based primarily upon the achievement by the Company of certain clinical and strategic milestones. The bonuses will be paid in 2010 following the determination of whether the Company has achieved its corporate goals and an assessment of individual executive performance for the year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.

By:	/s/ Martin J. Driscoll

Name:	Martin J. Driscoll
Title:	Chief Executive Officer
Dated: February 27, 2009